                           EXHIBIT 99.4 TO FORM 8-K

PUMA TECHNOLOGY TO ACQUIRE NETMIND
The Pending Acquisition Of NetMind Provides User-Driven Personalization Technology As Puma Positions Itself To Be The Key Infrastructure Provider For Mobile e-Business

SAN JOSE, Calif. (12/08/99)-----Puma Technology, Inc. (NASDAQ: PUMA), a leading provider of mobile device management and synchronization software, announced that it has signed a definitive agreement to acquire NetMind Technologies, Inc., a leading provider of Internet infrastructure software for personalization. Under the terms of the agreement, Puma will exchange five million shares of Puma common stock for all of NetMind's outstanding capital stock, warrants and options. The merger is expected to qualify as a tax-free reorganization and the parties expect to account for the transaction as a pooling of interests. Closing of the merger is subject to certain closing conditions and approval by the shareholders of both Puma and NetMind. Certain affiliates of NetMind have agreed to vote their shares in favor of the merger. The transaction is expected to close in Puma's third fiscal quarter ending April 30, 2000. The merger will bring Puma a broad range of Web-based personalization services and patented personalization technology, furthering the combined companies' goal to be the leading infrastructure provider for mobile, wireless, and Internet appliance-based e-business. NetMind's technology includes a range of capabilities important to e-business firms when establishing mobile personalization solutions, including mining, extraction, notification, delivery, targeting, and analytics. It enables sites to offer highly personalized and relevant Internet content that convert casual site visitors into loyal, repeat consumers. Customers include eBay, Red Herring, IBM, Hitachi, Boeing, and many other high-profile Internet and Fortune 500 companies. In total, more than 45,000 Web sites currently employ NetMind's Mind-it-TM- Web personalization technology, with an active user base of more than 6 million subscribers globally.

NetMind's Web-tracking and alert software, combined with Puma's Web browsing and synchronization technology, will greatly enhance the use of Internet-connected mobile devices, including cellular and wireless smartphones - a market expected to reach 600 million phones by 2003, according to Forrester Research and Gartner Group. The technology integration will enable anyone to receive instant notification via Web-enabled mobile devices of changes to any relevant content on the Web or corporate Intranet. In addition, the NetMind ability to enable one-click transactions via the mobile devices will allow users to take more effective action with their new knowledge. For example, a consumer can continuously monitor his favorite e-commerce and auction sites for availability of a certain item at a specified price, instruct the service to instantly notify him of availability, and then allow him to purchase the item directly from his mobile device wherever he may be. Similarly, a traveling business manager might monitor her main competitor's Web site, receive notification of press releases or other important information, and then immediately be able to schedule a meeting that is synchronized to a group calendar. Together NetMind and Puma plan to deliver a comprehensive platform and application suite that provides an end-to-end value proposition for mobile users - enabling them to track Web information of any nature, personal or business, and take action on that information while at home, in the office, on the road, at a meeting, or on a job site.

"Today, Puma provides major Internet destinations and e-business organizations with highly secure, real-time access to handheld devices, cellular phones, other wireless devices and Internet appliances," said Brad Rowe, Puma's president and CEO. "With NetMind, we plan to rewrite the playbook for the entire mobile industry. Our goal is to be the first company to give users a completely personalized, instantaneous means to stay in touch with critical information, from any Web appliance on any network - anywhere in the world - and take action on it. We believe our strategy will have a powerful impact on e-business companies and their customer relationships. Consumers will be able to be instantly find and sign up for the best bargains, and corporations will be able to keep employees better connected in a fast-paced world." "We are delighted to join forces with Puma. Together we have the will and the technology to move the mobile world more quickly to e-business," said Matt Frievald, President and Founder of NetMind. "NetMind solutions have historically been much easier and quicker to implement than other personalization solutions. With Puma we are now poised to help companies who want a competitive edge to quickly outpace their competition in the mobile market." Forrester Research estimates that during 2000, 10% of all Web surfers will have the ability to connect a mobile device such as a PalmPilot or smartphone to the Web. By the end of 2001, that number is expected to reach 25%

ABOUT NETMIND
NetMind (< http://www.netmind.com >) is a leading provider of user-driven personalization solutions to e-business. Users can track any Web-based information and be notified when the information changes via email, pager, cell phone, PDA or the Web. Over 6,000,000 active customers are tracking business and personal information using Mind-it, NetMind's free online tracking service. NetMind's flagship product, Minder Application Server-TM-, seamlessly integrates with any electronic commerce, publishing, CRM system or Web site and proactively alerts visitors or users to changes on these sites to encourage repeat visits. NetMind offers a variety of turnkey applications modules for Minder Application Server, including My Page, Personal eShopperO, Gift Registry, Order Minder, Product Minder, Finance Minder, Persistent Search, and Enterprise Minder-TM- which is used to track important intranet content, accelerate business processes, or jump-start an extranet. In addition, NetMind offers a proven, 3rd generation technology that is highly scalable and supports server clusters. NetMind was founded in 1996 and has offices in Campbell, CA; Santa Cruz, CA; and Boston, MA. Netmind's investors include Softbank, BancBoston Ventures, Techfarm, Techfund Capital, Chase Capital Partners, Draper Fisher Jurvetson and Charter Venture Capital.

ABOUT PUMA TECHNOLOGY
Puma Technology is a leading provider of mobile device management and synchronization software that enables consumers, mobile professionals and information technology officers in the corporate enterprise to harness the full capabilities of handheld organizers/computers, "smart phones" and other wireless personal communication platforms. The Puma Technology-Registered Trademark-Intellisync software platform is the global standard for synchronization and control of the critical connection between handheld devices and vast stores of information found in corporate databases, the Internet and individual desktops. Puma is the only company that provides an end-to-end PDA management solution that addresses virtually every scenario for synchronization, total customization of device-based applications, centralized backup, security, information flow control, notification, and browsing of critical information. The Company's Intellisync platform enables the management and development of software to make handheld devices true extensions of the corporate server, the Internet and individual desktops. The Intellisync platform enables mobile access to up-to-the-minute, accurate, "anytime, anywhere" information and has been adopted worldwide by individuals, companies, mobile device manufacturers, telecommunications carriers and on-line contact, calendar and event services. The Company, headquartered in San Jose, Calif., maintains a Web site at www.pumatech.com

The forward looking statements above in this news release are based on current expectations and beliefs and are subject to numerous risks and uncertainties that could cause the actual results to differ materially. Factors that could cause actual results to differ materially include uncertainty related to consummation of proposed acquisition, the ability to obtain shareholder approval, the timing of the effectiveness of the registration statement to be filed with the SEC, difficulties of integrating the two companies' operations, the timely availability and acceptance of new products and upgrades, the impact of competitive products and pricing, consummation of binding agreements with prospective business partners, as well as additional risk factors, as discussed in the "Risk Factors" section of Puma Technology's Annual Report on Form 10-K dated July 31, 1999, and Puma Technology's quarterly reports filed with the U.S. Securities and Exchange Commission. Puma Technology disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

###

Puma Technology, the Puma Technology logo, Intellisync, Satellite Forms and Intellisync Anywhere are trademarks of Puma Technology, Inc. which may be registered in some jurisdictions. NetMind Technologies, Inc. Mind-it, Personal E-shopper, Minder Application Server and Enterprise Minder are trademarks of NetMind Technologies, Inc. All other product or company names are trademarks of their respective owners.